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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of Report (Date of earliest event reported): May 18, 2004


                        PROVIDENT BANKSHARES CORPORATION
               (Exact name of registrant as specified in charter)


       MARYLAND                     0-16421                   52-1518642
    (State or other             (Commission File             (IRS Employer
    jurisdiction of                 Number)               Identification No.)
    incorporation)


              114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202 (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (410) 277-7000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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         ITEM 5.   OTHER EVENTS

         On May 18, 2004, Georgia S. Derrico and R. Roderick Porter advised Provident Bankshares Corporation ("Provident") that they would not be assuming the seats on Provident's Board of Directors to which they were recently appointed following the consummation of Provident's acquisistion of Southern Financial Bancorp, Inc. ("Southern").

         Ms. Derrico and Mr. Porter indicated that they decided to forego joining Provident's Board of Directors in order to focus on pursuing other opportunities following Southern's merger with Provident. Accepting their resignations, Provident Chairman and CEO Gary Geisel stated that "Georgia and Rod did an outstanding job of building Southern and leading it throughout the transition to Provident. While we will miss their guidance as Board members, we are pleased that the senior management of Southern continues to play a meaningful role in the leadership and management of the combined Provident and Southern organization. We thank Rod and Georgia for all of their efforts and wish them well."









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           PROVIDENT BANKSHARES CORPORATION


                           By: /s/ Gary N. Geisel
                               -------------------------------------------------
                               Gary N. Geisel
                               Chairman of the Board and Chief Executive Officer

Date: May 21, 2004










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